Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Postal Realty Trust, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Postal Realty Trust, Inc. Class A Common Stock, $0.01 par value per share	(1)	457(r)		$		$0.0001381	$
Fees to be Paid	Equity	Postal Realty Trust, Inc. Preferred Stock, $0.01 par value per share	(2)	457(r)				0.0001381
Fees to be Paid	Other	Postal Realty Trust, Inc. Warrants	(3)	457(r)				0.0001381
Fees to be Paid	Other	Postal Realty Trust, Inc. Units	(4)	457(r)				0.0001381
Fees to be Paid	Debt	Postal Realty Trust, Inc. Guarantees of Debt Securities	(5)	457(r)				0.0001381
Fees to be Paid	Debt	Postal Realty LP. Debt Securities	(6)	457(r)		$		$0.0001381	$

Total Offering Amounts:							$0.00			0.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$0.00

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Offering Note(s)

(1)	An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee

Includes rights to acquire common stock or preferred stock of Postal Realty Trust, Inc. under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(2)	See Note 1.
(3)	An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

The warrants covered by this Registration Statement may be preferred share warrants or common share warrants.
(4)	An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(5)	An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.

Postal Realty Trust, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Postal Realty LP. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.
(6)	See Note 5.